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                                                        ROADWAY
                                                    SERVICES, INC.
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                                                1077 GORGE BOULEVARD
                                                    P.O. BOX 88
                                                AKRON, OH 44309-0088

                                                  (216) 384-2661

                              December 28, 1995


         JOHN M. GLENN
VICE PRESIDENT AND GENERAL COUNSEL


Gentlemen:

As Vice President and General Counsel for Roadway Services, Inc., an Ohio corporation (the "Company"), I am familiar with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 with respect to 225,000 Common Shares, without par value, of the Company (the "Shares") being offered to independent contractors ("Contractors") that are parties to operating agreements with Roadway Package System, Inc., a wholly owned subsidiary of the Company, and that have adopted The Merrill Lynch, Pierce, Fenner & Smith Incorporated Special Prototype Profit Sharing Plan and Trust for Independent Contractors ("Plan"). As indicated in the Prospectus contained in the Registration Statement, the Shares will be purchased from time to time in the open market at prevailing market prices by Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, ("Merrill Lynch") acting on behalf of each Contractor's Plan in accordance with the instructions of such Contractor.

In connection with the foregoing, I have examined the Articles of Incorporation and the Code of Regulations of the Company, each as amended to date, and such other records of the corporate proceedings of the Company and such other documents as I have deemed necessary to render this opinion.

Based upon such examination, I am of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of Ohio.

2. The Common Shares are validly issued and outstanding, fully paid and nonassessable and, when purchased in the open market by Merrill Lynch on behalf of the Contractors' Plans, will remain validly issued and outstanding, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus which is a part of the Registration Statement.

                               Very truly yours,


                                /s/ John M. Glenn
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